Exhibit 10.49

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed

Debt Settlement Agreement

Signed on the 19 day of December, 2024

Between:

Mizrahi Tefahot Bank Ltd.

(hereinafter: “the Bank”)
of the first part;

And:

Comsec Distribution Ltd., Reg. No. 515346435
Comsec Ltd., Reg. No. 511187304
Hub Cyber Security Ltd., Reg. No. 511029373
(hereinafter collectively: “the Debtors”)
of the second part;

WHEREAS Comsec Distribution Ltd. (hereinafter: “Comsec Distribution”) maintains various accounts with the Bank: Account No. ****, Branch ***** (***** Branch, Tel Aviv) (hereinafter: “Comsec Distribution Account”) and Account No. *****, Branch (***** (**** Branch, Tel Aviv) (hereinafter: “Comsec Distribution Corona Account”) for the purpose of obtaining loans and banking services of various types (hereinafter collectively: “Comsec Distribution Accounts”);

WHEREAS, as of December 8, 2024, the debt of Comsec Distribution Ltd. to the Bank in the Comsec Distribution Account stands at 16,835,843 NIS, and in the Comsec Distribution Corona Account, the debt as of December 8, 2024, stands at 2,276,616 NIS, for a total debt of Comsec Distribution Ltd. to the Bank of 19,112,459 NIS, plus interest, expenses, and unpaid charges in the accounts, including any additional sums accumulated for such amounts due to additional charges, including, but not limited to, interest at the rate of the Bank’s excessive interest rate for accounts without an approved credit line and/or fees until full repayment of the entire amount (hereinafter: “Comsec Distribution Debt”);

WHEREAS ,The debtor, Comsec Ltd. (hereinafter: “Comsec”), maintains various accounts at the bank, including Account No. ****, Branch ****, (****, Branch, Tel Aviv) (hereinafter: “Comsec Account 1”), Account No. ****,, Branch ****, (hereinafter: “Comsec Account 2”), and Account No. ****,, Branch ****, (****, Branch, Tel Aviv) (hereinafter: “Comsec Corona Account”), for the purpose of obtaining credit and various types of banking services (hereinafter collectively: “Comsec Accounts”).

WHEREAS, As of December 8, 2024, the debt of the debtor, Comsec, to the Bank in Comsec Account 1 amounts to 307,769 NIS; as of December 16, 2024, the debt in Comsec Account 2 amounts to 3,423,460 NIS; and as of December 8, 2024, the debt in the Comsec Corona Account amounts to 190,388 NIS. The total debt of Comsec to the Bank thus amounts to 3,921,617 NIS, plus interest, expenses, and charges not yet applied to the accounts, including any amount that may accrue to this sum due to additional charges, including but not limited to interest at the rate applicable to unauthorized overdrafts and/or fees, until full and actual repayment of the entire amount (hereinafter: “Comsec Debt”).

WHEREAS, To secure the debt of Comsec Distribution Ltd., the Debtor has provided the bank, among other things, the following securities:

-	Charge No. 1 Registered with the Registrar of Companies: A first-ranking floating charge over the entire business, assets, property, and rights, including their proceeds, rights to receive payments from clients, insurance rights, rights under the Property Tax and Compensation Fund Law, 1961, as well as any right to compensation and indemnity. A first-ranking fixed charge on unallocated, uncalled, or unpaid share capital and goodwill. A first-ranking charge on documents, securities, records, and notes delivered or to be delivered to the Bank.

-	Commitment to financial covenants, including a debt-to-receivables ratio for short-term credit not less than 120%.

-	Charge No. 2 Registered with the Registrar of Companies: A first-ranking fixed charge over all existing and future rights in account ****, including all funds and/or deposits and/or assets deposited or to be deposited or recorded in the account, as well as all income and proceeds generated in the account.

-	Unlimited guarantee by HUB Cyber Security Ltd. (hereinafter: “HUB” and/or “the Guarantor”) for the obligations of Comsec Distribution towards the Bank.

WHEREAS, To secure the debt of Comsec Ltd., the debtor provided the Bank, among other things, with the following securities:

-	Charge No. 3 registered with the Registrar of Companies: A floating charge over all the company’s assets, including rights and proceeds derived from the assets; a fixed charge on the share capital and goodwill; a charge on funds and insurance rights.

-	Charge No. 4 registered with the Registrar of Companies: A first-ranking floating charge over the entire enterprise, assets, property, and rights, including their proceeds, rights to receive payments from customers, insurance rights, rights under the Real Estate Taxation and Compensation Fund Law, 1961, and any right to compensation and indemnity; a first-ranking fixed charge on unallocated, uncalled, and unpaid share capital and goodwill; and a first-ranking charge on documents, securities, records, and notes the company has provided or will provide to the Bank.

-	Charge No. 7 registered with the Registrar of Companies: A first-ranking fixed charge on all current and future rights in account No. ****, including all funds and/or deposits and/or assets deposited or to be deposited or registered in the account, and all income and proceeds in the account.

-	An unlimited guarantee by Hub for Comsec’s obligations to the Bank.

-	An unlimited guarantee by Comsec Distribution for Comsec’s obligations to the Bank.

WHEREAS, The Debtors approached the Bank with a request to arrange the settlement of Comsec Distribution’s debt and Comsec’s debt, as defined above.

WHEREAS, The parties reached a settlement agreement whereby the debtors will repay the debts according to the terms detailed below:

Therefore, it is declared, conditioned, and agreed as follows:

1.	The preamble to this document forms an integral part of it.

Acknowledgment of debt

2.	The Debtors and the Guarantor notify and confirm before the Bank that they acknowledge the debts owed to the bank, as defined above in this agreement, that it has been reviewed by them and found to be correct, and that neither the Debtors nor the Guarantor will have any claims and/or lawsuits related to the aforementioned debts and/or related to charges and other actions taken in connection with the debts.

3.	The Debtors and the Guarantor notify the Bank and confirm before it that they have reviewed all charges and/or interest credits (including their regular and exceptional rates) made to the account and found them to be correct, and that they will have no claims against the Bank or anyone on their behalf in connection with these interest rates, including, but not limited to, their adjustment dates, method of calculation, notification method and date, charge method and date, and the repayment method of any type of credit.

4.	The Debtors and the Guarantor notify the Bank and confirm before it the validity of the documents through which the bank provided the credit and loans, and they acknowledge the validity of all documents, of any type or nature, that have been signed from time to time for the benefit of the Bank, including, but not limited to, promissory notes, mortgage deeds, security documents, and other undertakings for the benefit of the Bank. They further confirm that neither the Debtors nor the Guarantor, nor anyone on their behalf, will raise any claims regarding non-compliance, validity, statute of limitations, misrepresentation, or any other claims regarding these documents.

Existing Securities

5.	All securities and guarantees, including floating liens, fixed liens, pledges, mortgages, assignments of rights, and guarantees, created by the Debtors, the Guarantor, or any other third parties for the benefit of the Bank in connection with the debts and/or any other debt, to secure the debts and obligations of the debtors and the guarantor to the Bank, shall remain in effect and continue to secure all the debts and obligations of the debtor to the Bank.

The Settlement

6.	As a gesture of goodwill and for the purpose of repaying the full debt Comsec Distribution and Comsec, which as of the date of signing this agreement totals 23,034,076 NIS, the Bank agrees to consent to the debt repayment plan as outlined below:

a.	The Bank will restructure the remaining debt in the Comsec Distribution account and the Comsec account for a period of 24 months, with the debts bearing a quarterly interest rate of Prime + 3.25% (annual), and quarterly principal payments to be made starting from June 30, 2025.

b.	b. The state-guaranteed Corona loans granted to the Comsec Distribution Corona account and the Comsec Corona account will continue to be repaid unchanged according to the existing repayment schedule of the loans. Repayment schedules for the loans are attached as Appendix 1 to the debt settlement agreement.

c.	c. The Debtor undertakes to repay the arrears of the Corona loans granted to the Comsec Distribution Corona account, which as of December 8, 2024, stands at 120,890 NIS, and the arrears of the Corona loan granted to the Comsec Corona account, which as of December 8, 2024, stands at 44,222 NIS, within 3 days after the parties sign the Debt Settlement Agreement.

d.	d. The Debtor confirms the payment of the Bank’s legal fees in the amount of 20,000 NIS plus VAT, to be paid within 14 days from the signing of the Debt Settlement Agreement, to the account of the law firm ****, held at Bank ****, Account No. ****, Branch ****.

Immediate Rrepayment Demand

7.	Without detracting from or affecting the provisions of the various documents signed by the Debtors before the Bank, including the grounds for immediate repayment set out in those documents which the Debtors have signed or will sign, in the event of the occurrence of any of the following cases, the Bank shall be entitled, at its sole discretion, to demand immediate repayment of the remaining debt of Comsec Distribution and the remaining debt of Comsec, as recorded in the bank’s books at that time, and to take all legal measures available to it to collect the debts and obligations of the debtors:

7.1. Failure of the Debtors to meet any of their obligations detailed in the Debt Settlement Agreement and/or in other agreements they have signed, in full and on time.

7.2. A material event occurring with the Debtors that raises concerns in the Bank about the possibility of the Debtors fulfilling the terms of this Debt Settlement Agreement and its provisions.

8.	The Debtors and the Guarantor undertake, agree, and confirm that in any case where the Bank notifies of a breach of this agreement and/or any other breach in accordance with the bank’s documents that have been signed and/or will be signed, they will cooperate with the bank and provide their consent in any case where the bank is required to take legal action to collect the debts, all subject to the provisions of this agreement, and provided that the debtors and the Guarantor do not cure the breach within 14 days of the Bank’s notification of the breach.

9.	The Debtors and the Guarantor declare, undertake, agree, and confirm not to file any objection, not to interfere with the bank and/or anyone acting on its behalf, and to fully cooperate with the bank and anyone acting on its behalf in any case where the bank files a lawsuit for the purpose of collecting the debts owed to the bank.

Account Closing

10.	The Debtors are aware that if this arrangement and/or any other agreement in which the bank forgives part of the debt (if forgiven), the Bank may refuse in the future to the debtors’ request to manage the accounts and/or refuse requests to open a new account at its branches, at its discretion. The Debtors are aware that the arrangement was signed with them after they did not meet the conditions of the agreement between them and the bank regarding account management or under their legal obligation to repay the debts to the Bank, and that the Bank is not obligated to continue managing the accounts subject to this arrangement. After the final and full repayment of the debt/balances/loans in full and on time, the Bank will have the right to close the accounts, and the Debtors hereby give their explicit consent to the closing of the account.

Reported to the Credit Data Registry at the Bank of Israel

11.	According to the Credit Data Law, 2016, and its regulations, the Bank is obligated to transfer information about the Debtors and their credit data, account irregularities, and the amount of any partial debt forgiveness (if applicable), to the database managed by the Bank of Israel.

12.	The Bank will work to establish a transaction in the account reflecting the terms of the settlement, including the debt amount (subject to conditional forgiveness, if applicable), the settlement period, the interest rate, the number of settlement payments, and their due dates.

13.	Notwithstanding the provisions of this settlement or any future approval from the Bank for the deferral of any payment as detailed in this agreement, the transaction as described will be reported to the Credit Data Registry at the Bank of Israel until it is fully repaid, including any delays that may occur in any of the settlement payments mentioned above.

Waiver of Claims

14.	The Debtors and the Guarantor hereby explicitly waive any claim and/or lawsuit, if any, against the Bank and/or anyone acting on behalf of the Bank (employees and others, including the Bank’s legal representatives) in connection with any decision and/or action and/or charge made and/or received by the Bank in relation to the proceedings conducted against the Debtors and the Guarantor.

15.	The Debtors and the Guarantor hereby waive any claim of any kind against the Bank in connection with what is stated in this settlement.

16.	If the Debtors and the Guarantor fulfill their obligations to the Bank according to this settlement, in whole or in part, the Debtors undertake to bear all expenses related to the implementation and fulfillment of the terms of this settlement, including taxes, levies, fees, legal costs, insurance policy payments, and other expenses related to the debt.

17.	The Debtors undertake to fulfill all of their obligations under this document in a proper and good faith manner.

18.	Within seven business days from the date of our signature on this document or within three days of your request, we will sign any document necessary, at your discretion, to fulfill our obligations under this document, including loan agreements.

General

19.	Any deposit of funds at the Bank (whether by check deposit, bank transfer, or any other method) pursuant to this document shall be made in accordance with all regulatory requirements applicable to the Bank at the time the deposit is actually made, and the debtor undertakes to provide the bank with any document and/or proof as required by the Bank for this purpose, to the Bank’s satisfaction. The deposit of funds will be considered final only after the completion of all necessary checks by the Bank in relation to those funds.

20.	The Bank’s books and records shall be presumed to be evidence of the existence and/or non-existence of the Debtor’s obligations, in full and on time, towards the Bank as set out in this agreement.

21.	Nothing herein shall impair and/or diminish any right of the Bank under any banking document signed by the debtor, and all obligations and debts of the Debtors towards the Bank shall remain in full force and effect, with no changes made thereto except as stated in this agreement. In case of any contradiction, the provisions of this agreement shall prevail.

22.	The Bank’s failure to exercise any right granted to it under this agreement or by law shall not be interpreted as a waiver of that right.

23.	This agreement supersedes any prior understanding or agreement, whether oral or written, between the Bank and the Debtors regarding the debt subject to this agreement.

24.	Any change to the provisions of this document shall not be valid unless made in writing and agreed upon by the other party.

25.	Any notice regarding this agreement given by one party to the other, according to the addresses specified in the preamble of this agreement, shall be deemed to have been delivered to the recipient at the time it reaches the recipient or their representative, or is sent by registered mail to the specified addresses, within 72 hours from the time of submission at the post office, whichever occurs earlier.

Signatures for the Debt Settlement Agreement:

Mizrahi Tefahot Bank Ltd.

Comsec Distribution Ltd.

Comsec Ltd.

Hub Cyber Security Ltd.